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Exhibit 23.2

HAROLD Y. SPECTOR, CPA CAROL S. WONG, CPA

                               SPECTOR & WONG, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 (888) 584-5577
                               FAX (626) 584-6447
                             spectorwongcpa@aol.com


                                                  80 SOUTH LAKE AVENUE SUITE 723
                                                      PASADENA, CALIFORNIA 91101



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-1/A of our report dated July 24, 2006, except for Note 16 and 17, as to which the date is February 8, 2008), relating to the consolidated financial statements and financial schedule of Ingen Technologies, Inc. and subsidiary, which appears in Ingen Technolgoies, Inc.'s Annual Report on Form 10-KSB for the year ended May 31, 2006. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Harold Y. Spector, CPA

Harold Y Spector, CPA
Spector & Wong, LLP
Pasadena, California
February 14, 2008